Exhibit 10.2
CONSULTING SERVICES AGREEMENT

    This Consulting Services Agreement (the “Agreement”) is made effective as June 7, 2024 (the “Effective Date”), by and between Nuvve Holdings Corp., a Delaware corporation with its principal place of business at 2488 Historic Decatur Road, Suite 200, San Diego, CA 92106 (the “Company”), and Bristol Capital, LLC, a Delaware limited liability company with its principal place of business located at 1090 Center Drive, Park City, UT 84098 (“BC” and together with the Company, the “Parties” or individually a “Party”).
WHEREAS, the Company is in the business of providing a globally-available, commercial vehicle-to-grid (V2G) technology platform designed to enable electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services; and
WHEREAS, BC provides consulting services to advise companies on business development, corporate strategy, and management; and
WHEREAS, the Company and BC desire to enter into this Agreement, pursuant to which BC will provide consulting services to the Company, subject to the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Company and BC, intending to be legally bound, hereby agree as follows:
A.     Engagement
    BC shall provide the Services defined below in Section C herein for the Company (the “Engagement”). The Parties agree that only Paul L. Kessler (“PLK”) of BC, shall be assigned to the Engagement in order to provide the Services to the Company. In this capacity, PLK agrees to devote his best efforts, energy and skill to the full discharge of his duties and responsibilities. BC and PK shall collectively be referred to herein as the “Consultant”.
B.    Term
1.    Term. Services under this Agreement shall commence on the Effective Date and shall continue through the one-year anniversary of the Effective Date, unless earlier terminated pursuant to Section B(2) hereof or upon the mutual written consent of the Parties (the “Term”). The term of this Agreement shall be extended for additional terms upon mutual written consent.
2. Termination. BC or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party materially breaches this Agreement , and such breach is incapable of cure, or with respect to a material breach capable of cure, the other party does not cure such breach within 10 calendar days after receipt of written notice of such breach. For purposes of clarity, a material breach shall include, without limitation, PLK’s and/or BC’s failure to provide the services contemplated hereunder on a timely and reasonably satisfactory basis.

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Exhibit 10.2
C.    Services to be Performed
During the Term of this Agreement, PLK shall assist the Company in general corporate activities including but not limited to strategic planning; deal flow analysis; introductions to further its business goals; advice related to sector growth initiatives; and any other consulting or advisory services which the Company reasonably requests that Consultant provide to the Company (the “Services”).  The Services rendered pursuant to this Agreement shall be rendered to the Chief Executive Officer or the Board of Directors of the Company.
D.     Compensation for Services
1.    Fees for Services. In consideration for the Services rendered by PLK for BC and BC’s other obligation under this Agreement, the Company shall issue to BC on the Effective Date a pre-funded warrant to purchase 600,000 shares of common stock of the Company (the “Warrant”), in the form attached as Exhibit A to this Agreement (the “Consulting Fee”). The Consulting Fee shall be deemed to be earned upon execution of this Agreement, provided, however, that, notwithstanding anything to the contrary herein, the Warrant shall vest and become exercisable as follows: (i) 50% of the aggregate shares of Common Stock underlying the Warrant shall vest and become exercisable as of the date hereof and (ii) the remaining shares underlying the Warrant shall vest and become exercisable upon the six month anniversary of the date hereof (the “Vesting Period”), and, provided, further, that any such unvested portion of the Consulting Fee shall not be deemed earned in the event this Agreement is terminated by the Company due to the material breach of PLK and/or BC as contemplated in Section B(2) hereof prior to end of such Vesting Period. The Company shall provide a PDF copy of the executed Warrant upon execution of this Agreement and an originally executed copy of the Warrant via Federal Express to be delivered to BC no later than 2 business days after the Effective Date of this Agreement. In the event that the Company files a registration statement during the time that the Warrant remains outstanding (the “Registration Statement”), or has an effective shelf registration statement (the “Shelf Registration”), the Company shall include the shares underlying the Warrant (the “Warrant Shares”) in such Registration Statement or Shelf Registration and immediately notify BC and PLK that they have included the Warrant Shares in the Registration Statement or Shelf Registration. The Warrant constitutes a commencement incentive and consideration now earned, for entering into this Agreement and allocating its resources to Company’s account for the Term. Company acknowledges that Consultant must forego other opportunities to enter into this Agreement. As such, the Warrant is irrevocably earned as of the Effective Date, and any calculation of the statutory holding period for removal of restrictive legend under Rule 144 promulgated under the Securities Act of 1933, shall be measured from the Effective Date. The Company agrees that it shall take no action to cause the Warrant to become canceled, voided or revoked, or the issuance thereof to be voided or terminated. Assuming the Consultant has complied with the provisions and requirements of Rule 144 of the Securities Act, the Company agrees to assist the Consultant to remove the restrictive legend from the Warrant Shares, including, without limitation, (i) authorizing the Company’s transfer agent to remove the restrictive legend, (ii) obtaining a legal opinion from Company’s authorized counsel at Company’s expense, and (iii) cooperating and communicating with Consultant, its broker and  the transfer agent in order to clear the Warrant Shares of restriction as soon as possible.

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Exhibit 10.2
    2.    Reimbursement of Reasonable Business Expenses. Upon BC’s furnishing to the Chief Executive Officer customary and reasonable documentary support (such as receipts or paid bills) evidencing reasonable auditable, out-of-pocket expenses actually incurred or paid by BC in connection with the Services (including travel expenses), and containing sufficient information to establish the amount, date, place and essential character of the expenditure, the Company shall reimburse BC for such expenses in accordance with the Company’s policy for reimbursement of expenses. For the avoidance of doubt, and any other provision hereof notwithstanding, the Parties acknowledge and agree that any contemplated expense greater than $1,000 shall require the prior written consent of the Company.
     3.    Entire Compensation.     BC acknowledges that the foregoing provisions of this Section D constitute the sole and entire compensation and reimbursements payable to it for the Engagement and the provision of the Services of BC and PLK, and the Parties specifically agree that no compensation, benefits or other reimbursements of any other nature shall be paid or payable to BC or PLK as a result of the provision of Services hereunder.
E.     Indemnification
        1.    Consultant shall not be liable to the Company or their subsidiaries or affiliates for any loss, liability, damage or expense (collectively, a "Loss") arising out of or in connection with the performance of services contemplated by this Agreement, unless such Loss shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of the Consultant. Consultant makes no representations or warranties, express or implied, in respect of the Services to be provided hereunder. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than for the Claims (as defined in Section 7 below) relating to the Services which may be provided by Consultant hereunder. The Company and its subsidiaries shall defend, indemnify and hold harmless Consultant from and against any and all Losses arising from any claim by any person with respect to, or in any way related to, this Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of either of the Company other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by the Consultant. The Company and its subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company or its subsidiaries and the Consultant or in which the Consultant may be included with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by the Consultant, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by the Consultant then the Consultant shall reimburse the Company and their subsidiaries for the reasonable costs of defense and other costs incurred by the Company and its subsidiaries (including any losses as a result of such actions).
        2.    The Parties further agree that they shall not, without the prior written consent of the other Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which defense and/or indemnification may be sought hereunder unless such settlement, compromise or consent includes an

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Exhibit 10.2
unconditional release of the Party seeking defense and/or indemnity from all liability arising out of such claim, action, suit or proceeding.
        3.    The Party seeking defense or indemnification hereunder shall: (i) promptly notify the other Party of the matter for which defense or indemnification is sought; (ii) subject to the immediately preceding sentence of this paragraph, provide the other Party with sole control over the defense and/or settlement thereof, including but not limited to the selection of counsel; and (iii) at the request of the Party providing defense and/or indemnification, fully cooperate in the provision of full and complete information and reasonable assistance with respect to the defense of such matter.
F.    Survival
    The obligations of the Parties pursuant to Sections E shall survive the Termination of this Agreement, regardless of the reason for such Termination, along with any and all other provisions that expressly provide for survival of Termination.
G.     Relationship of the Parties; Independent Contractor Status
        The Parties agree that the relationship created by this Engagement is one of an independent contractor. The Parties further agree that BC and PLK, are not and shall not be considered employees of the Company and are not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company's employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by BC or otherwise. BC acknowledges and agrees that it shall be solely responsible for paying all salaries, wages, benefits and other compensation which PLK, may be entitled to receive in connection with the performance of the Services under this Agreement. BC is responsible for all taxes, if any, imposed on it in connection with its performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.
H.     Binding Nature; Assignments
        This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, representatives, administrators, heirs, executors and permitted assigns, except that the duties of PLK are personal and shall not be assigned or subcontracted without the Company’s prior written consent and any purported assignment without such written consent shall be deemed void and unenforceable.
I.     Entire Agreement; Amendments
    This Agreement contains the entire understanding between the Parties with respect to its subject matter and supersedes all previous negotiations, agreements or understandings between the Parties, whether written or verbal. This Agreement may not be amended or modified, except in writing, executed by duly authorized representatives of the Parties hereto.
J.    Counterparts

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Exhibit 10.2
    This Agreement may be signed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
K.     Governing Law; Consent to Jurisdiction and Venue
    This Agreement shall be governed by the internal laws of the State of New York without regard to choice of law principles.  Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts of the State of New York located in the County of New York, Borough of Manhattan, and of the United States District Court of the Southern District of New York and the parties agree to submit to the personal jurisdiction and venue in these courts.  Each party waives the right to a trial by jury in any such dispute.  The prevailing or non-dismissing party in any such dispute shall be entitled to reimbursement of all reasonable expenses, including court costs and attorney fees incurred in good faith.
L.     Notices
        All notices required or permitted to be delivered under this Agreement shall be in writing and sent to the principal place of business of the Party to whom they are addressed. Notices to BC shall be delivered to the attention of Paul Kessler. Notices to the Company shall be delivered to the attention of the Chief Executive Officer. All notices under this Agreement shall be deemed delivered only if sent by overnight mail or courier with return receipt.
M.     Severability
    If any provision of this Agreement is found to be invalid or unenforceable for any reason by a court of competent jurisdiction, that provision shall be stricken from this Agreement and that finding shall not invalidate any other terms of this Agreement, which terms shall remain in full force and effect according to the surviving terms of this Agreement. In such an event, the Parties shall negotiate with one another to agree on a provision which the Parties would have agreed if they had known of the defect when they signed this Agreement, in order to achieve the same commercial outcome and objectives of this Agreement that were intended upon its execution.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the Parties as of its Effective Date.

NUVVE HOLDINGS CORP.

/s/ Gregory Poilasne
By: Gregory Poilasne
Title:     Chief Executive Officer

BRISTOL CAPITAL, LLC

/s/ Paul Kessler
By: Paul Kessler
Title:     Manager

[Signature Page to Consulting Agreement]
4917-4068-0513.1

FOURTH AMENDMENT TO CONSULTING SERVICES AGREEMENT

    This Fourth Amendment to Consulting Services Agreement (the “Fourth Amendment”) is made effective as May 7, 2025 (the “Effective Date”), by and between Nuvve Holdings Corp., a Delaware corporation with its principal place of business at 2488 Historic Decatur Road, Suite 230, San Diego, CA 92106 (the “Company”), and Bristol Capital, LLC, a Delaware limited liability company with its principal place of business located at 1090 Center Drive, Park City, UT 84098 (“Consultant” and together with the Company, the “Parties” or individually a “Party”).
WHEREAS, the Company and Consultant entered into the Consulting Services Agreement dated as of June 7, 2024 (the “Agreement”), whereby Consultant agreed to provide consulting services to the Company to advise on business development, corporate strategy, and management, as amended by that Amendment to Consulting Services Agreement dated as of October 29, 2024 (the “First Amendment”), the Second Amendment to Consulting Services Agreement dated as of December 11, 2024 (the “Second Amendment”) and the Third Amendment to Consulting Agreement dated as of February 7, 2025 (the “Third Amendment”);
WHEREAS, the Parties wish to further amend the Agreement as set forth herein, with any capitalized terms used herein having the meanings set forth for such terms in the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Company and Consultant, intending to be legally bound, hereby agree to amend the Agreement, effective as of the Effective Date, as set forth below:
1.Section D.1 entitled “Fees for Services” shall be amended to include the following sentence:
In addition to the Warrant and Cash Fee, the Consultant shall receive as part of its Consulting Fee the following warrants to purchase common stock of the Company (the “Warrants”) to compensate Paul L. Kessler for his considerable time and effort in identifying and proposing a new business strategy in the cryptocurrency space, which efforts included travel, business meetings, conferences, and high level introductions to individuals and entities with expertise in the relevant space:

a)a 5-year warrant for the purchase of 500,000 shares of common stock of the Company, with an exercise price of $1.05 per share, cashless exercise feature, and registration rights:
b)a 5-year warrant for the purchase of 500,000 shares of common stock of the Company, with an exercise price of $1.25 per share, cashless exercise feature, and registration rights; and
c)a 5-year warrant for the purchase of 500,000 shares of common stock of the Company, with an exercise price of $1.50 per share, cashless exercise feature, and registration rights.

2.Except as amended herein, all other provisions of the Agreement, First Amendment, Second Amendment, and Third Amendment are hereby ratified and approved and shall remain in full force and effect. This Fourth Amendment along with the Agreement, First Amendment, Second Amendment, and Third Amendment, together constitute the entire agreement
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between the Parties relating to the subject matter hereof and thereof. This Third Amendment may be executed in counterparts and each counterpart may be deemed an original. A telefaxed executed copy or electronic executed copy in PDF format of this Fourth Amendment shall be deemed an original.

[Signature page follows]

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    IN WITNESS WHEREOF, this Fourth Amendment has been duly executed by or on behalf of the Parties as of its Effective Date.

NUVVE HOLDING CORP.        BRISTOL CAPITAL, LLC

/s/ Gregory Poilasne           /s/ Paul Kessler
By: Gregory Poilasne By: Paul Kessler
Title:     CEO Title: Manager

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